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                                                                     EXHIBIT 4.2

                                  SCHEDULE A

                         EXCHANGEABLE SHARE PROVISIONS

     The non-voting exchangeable shares of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                  ARTICLE 1
                                INTERPRETATION

1.1  For the purpose of these share provisions:

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first-mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means any day on which commercial banks are open for business in Toronto, Ontario, and New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario, under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York, under the laws of the State of New York or the federal laws of the United States of America.

     "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively.

     "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (i) the Foreign Currency Amount, and (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, if such noon spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Company Liquidation Amount" has the meaning ascribed thereto in Section
     5.1 of these share provisions.

     "Company Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "Current Market Price" means, in respect of a share of SMTC Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of the SMTC Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the shares of SMTC Common Stock are not then quoted on Nasdaq, on such other stock exchange or

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     automated quotation system on which shares of SMTC Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of SMTC Common Stock during such period does not create a market that reflects the fair market value of SMTC Common Stock, then the Current Market Price of a share of SMTC Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Dividend Amount" means, at any date with respect to any Exchangeable Share, the full amount of all dividends, if any, declared and unpaid on each such Exchangeable Share held by a holder on any dividend record date which occurred prior to such date.

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth in these share provisions.

     "Exchangeable Share Support Agreement" means that certain exchangeable share support agreement made as of July 27, 2000 between SMTC, SMTC Nova Scotia and the Corporation.

     "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

     "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the shares of SMTC Common Stock.

     "Liquidation Call Purchase Price" has the meaning ascribed thereto in
     Section 5.4 of these share provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in Section 5.4 of these share provisions.

     "Nasdaq" means the Nasdaq National Market.

     "OBCA" means the Business Corporations Act (Ontario) as now in effect and as it may be amended from time to time.

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     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, syndicate or other entity, whether or not having legal status.

     "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "Redemption Call Purchase Price" has the meaning ascribed thereto in
     Section 7.4 of these share provisions.

     "Redemption Call Right" has the meaning ascribed thereto in Section 7.4 of these share provisions.

     "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than July 27, 2015, unless:

     (i) there are fewer than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by SMTC and its Affiliates), as such number of shares may be adjusted by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness, or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such date prior to July 27, 2015 as it may determine upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

     (ii) an SMTC Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such SMTC Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such SMTC Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to July 27, 2015 as it may determine upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

     (iii) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion,

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           that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Redemption Date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event, and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of Exchangeable Shares and the Trustee as it may determine to be reasonably practicable in such circumstances; or

     (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as it may determine to be reasonably practicable in such circumstances;

     provided, however, that the accidental failure or omission to give any notice of redemption under clause (i), (ii), (iii) or (iv) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

     "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

     "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions.

     "Retraction Date" means, subject to Section 6.1(b), the Business Day on which a holder of Exchangeable Shares desires to have the Corporation redeem the Retracted Shares as set out in these share provisions, which date shall not be less than 10 Business Days, nor more than 15 Business Days, after the date on which the Retraction Request is received by the Corporation.

     "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "SMTC" means SMTC Corporation, a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

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     "SMTC Common Stock" means the shares of common stock, par value US$0.01, in the capital of SMTC, and any other securities into which such shares may be changed, including shares into which SMTC Common Stock may be changed consequent upon an amalgamation, merger, reorganization or other transaction affecting the SMTC Common Stock.

     "SMTC Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving, for or by SMTC, or any proposal to take any such action.

     "SMTC Dividend Declaration Date" means the date on which the board of directors of SMTC declares any dividend on the SMTC Common Stock.

     "SMTC Nova Scotia" means SMTC Nova Scotia Company, an unlimited company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of SMTC.

     "Subdivision" has the meaning ascribed thereto in Section 3.2 of these share provisions.

     "SMTC Nova Scotia Call Notice" has the meaning ascribed thereto in Section
     6.3 of these share provisions.

     "Transfer Agent" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

     "Trustee" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed as the trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "Voting and Exchange Trust Agreement" means that certain voting and exchange trust agreement entered into between SMTC, SMTC Nova Scotia, the Corporation and the Trustee on July 27, 2000.

                                   ARTICLE 2
                        RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the common shares of the Corporation and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. The Exchangeable Shares will rank junior to the Class C preferred shares of the Corporation and any other shares ranking prior to the Exchangeable Shares.

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                                   ARTICLE 3
                                   DIVIDENDS

3.1 Subject to Section 3.2 below, a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each SMTC Dividend Declaration Date, declare a dividend on each Exchangeable
Share:

     (a) in the case of a cash dividend declared on the SMTC Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars, or, at the option of the Corporation, the Canadian Dollar Equivalent thereof on the SMTC Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each share of SMTC Common Stock;

     (b) in the case of a stock dividend declared on the SMTC Common Stock to be paid in SMTC Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of SMTC Common Stock to be paid on each share of SMTC Common Stock; or

     (c) in the case of a dividend declared on the SMTC Common Stock in property other than cash or SMTC Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (as determined by the Board of Directors and as contemplated by Section 3.6 hereof) the type and amount of property declared as a dividend on each share of SMTC Common Stock.

3.2 In the case of a stock dividend declared on the SMTC Common Stock to be paid in SMTC Common Stock, in lieu of declaring a corresponding stock dividend on the Exchangeable Shares (as contemplated by Section 3.1(b) hereof), the Board of Directors may, by resolution, in its discretion and subject to applicable law, subdivide, redivide or change (each, a "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the Subdivision becomes that number of Exchangeable Shares as is equal to the sum of
(i) one; and (ii) the number of shares of SMTC Common Stock to be paid as a stock dividend on each share of SMTC Common Stock. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof or any Subdivision contemplated by Section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or

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Subdivision represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the SMTC Common Stock. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of Exchangeable Shares under Section 3.2 hereof and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on the SMTC Common Stock.

3.5 If, on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof, the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in shares of SMTC Common Stock, the number of such shares issued in proportion to the number of shares of SMTC Common Stock previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of SMTC Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SMTC Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of SMTC Common Stock;

     (c) in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of SMTC of any class other than shares of SMTC Common Stock, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of SMTC or any assets of SMTC), the relationship between the fair market value

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          (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding share of SMTC Common Stock and the Current Market Price of a share of SMTC Common Stock;

     (d) in the case of any subdivision, redivision or change of the then-outstanding shares of SMTC Common Stock into a greater number of shares of SMTC Common Stock or the reduction, combination, consolidation or change of the then-outstanding shares of SMTC Common Stock into a lesser number of shares of SMTC Common Stock or any amalgamation, merger, reorganization or other transaction affecting shares of SMTC Common Stock, the effect thereof upon the then-outstanding shares of SMTC Common Stock; and

     (e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of SMTC Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                                   ARTICLE 4
                             CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

     (a) pay any dividends on the common shares of the Corporation or on any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in common shares of the Corporation, or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem, purchase or make any capital distribution in respect of the common shares of the Corporation or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (d) issue any Exchangeable Shares; provided that the Corporation may at any time, with or without such approval, issue Exchangeable Shares (i) pursuant to any shareholder rights plan or equity incentive plan adopted by the Corporation, (ii) by way of stock dividend to the holders of Exchangeable Shares contemplated by Section 3.1 hereof, or
          (iii) by way of any subdivision of Exchangeable Shares contemplated by
          Section 3.2 hereof; or

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     (e)  issue any shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividend to the holders of such Exchangeable Shares.

     The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the SMTC Common Stock shall have been declared and paid in full.

                                   ARTICLE 5
                DISTRIBUTION ON LIQUIDATION OF THE CORPORATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the exercise by SMTC Nova Scotia of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Company Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the common shares of the Corporation or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a share of SMTC Common Stock on the last Business Day prior to the Company Liquidation Date (the "Company Liquidation Amount"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of SMTC Common Stock, together with the Dividend Amount.

5.2 On or promptly after the Company Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Company Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent, SMTC or the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Company Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation, certificates representing shares of SMTC Common Stock and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Company Liquidation Amount (without interest), in each case, less any amounts withheld pursuant to Section 12.3. On and after the Company Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Company Liquidation Amount, unless payment of the total Company Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share

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certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Company Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Company Liquidation Date to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada the total Company Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Company Liquidation Date been surrendered by the holders thereof. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Company Liquidation Amount (without interest), in each case, less any amounts withheld pursuant to Section 12.3 for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Company Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the SMTC Common Stock delivered to them or to the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Company Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4 SMTC Nova Scotia shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of SMTC Canada pursuant to these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is SMTC or an Affiliate of SMTC) on the Company Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by SMTC Nova Scotia of an amount per share (the "Liquidation Call Purchase Price") equal to the Current Market Price of a share of SMTC Common Stock on the last Business Day prior to the Company Liquidation Date, which shall be satisfied in full by SMTC Nova Scotia causing to be delivered to such holder one share of SMTC Common Stock, plus, to the extent not paid by the Corporation, an additional amount equivalent to the Dividend Amount. In the event of the exercise of the Liquidation Call Right by SMTC Nova Scotia in accordance with these share provisions, each holder of Exchangeable Shares (other than SMTC or any Affiliate of SMTC) shall be obligated to sell all of the Exchangeable Shares held by the holder to SMTC Nova Scotia on the Company Liquidation Date and, upon payment by SMTC Nova Scotia to the holder of the Liquidation Call Purchase Price for each such share, the Corporation shall have no obligation to pay the Company Liquidation Amount of such shares so purchased by SMTC Nova Scotia. If SMTC Nova Scotia does not exercise the Liquidation Call Right in the manner described above, on the Company Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Company Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 5.

5.5 To exercise the Liquidation Call Right, SMTC Nova Scotia must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of SMTC Nova Scotia's intention to exercise such right at least 45 days before the Company Liquidation Date

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in the case of a voluntary liquidation, dissolution or winding-up of the
Corporation and at least five Business Days before the Company Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not SMTC Nova Scotia has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by SMTC Nova Scotia. If SMTC Nova Scotia exercises the Liquidation Call Right, then on the Company Liquidation Date, SMTC Nova Scotia will purchase and holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, SMTC Nova Scotia shall deposit with the Transfer Agent, on or before the Company Liquidation Date, certificates representing the aggregate number of shares of SMTC Common Stock deliverable by SMTC Nova Scotia pursuant to such exercise and a cheque or cheques of SMTC Nova Scotia payable at par at any branch of the bankers of SMTC Nova Scotia representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price (without interest), less any amounts withheld pursuant to Section 12.3. Provided that SMTC Nova Scotia has complied with the immediately preceding sentence, on and after the Company Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by SMTC Nova Scotia upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Company Liquidation Date be considered and deemed for all purposes to be the holder of the shares of SMTC Common Stock to which it is entitled pursuant to the exercise of the Liquidation Call Right. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of SMTC Nova Scotia shall deliver to such holder, certificates representing the number of shares of SMTC Common Stock to which the holder is entitled pursuant to the exercise of the Liquidation Call Right and a cheque or cheques of SMTC Nova Scotia payable at par at any branch of the bankers of SMTC Nova Scotia in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price (without interest), less any amounts withheld pursuant to Section 12.3.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by SMTC Nova Scotia of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a share of SMTC Common Stock on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of SMTC Common Stock for each

Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent, SMTC or the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Retraction Date, provided that in the event that a Retraction Date is not specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth Business Day after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of SMTC Nova Scotia to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell all but not less than all of the Retracted Shares to SMTC Nova Scotia in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 of these share provisions.

6.2 Subject to the exercise by SMTC Nova Scotia of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid to the holder on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by SMTC Nova Scotia pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify SMTC Nova Scotia thereof. In order to exercise the Retraction Call Right, SMTC Nova Scotia must notify the Corporation of its determination to do so (the "SMTC Nova Scotia Call Notice") within five Business Days of notification to SMTC Nova Scotia by the Corporation of the receipt by the Corporation of the Retraction Request. If SMTC Nova Scotia does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that SMTC Nova Scotia will not exercise the Retraction Call Right. If SMTC Nova Scotia delivers the SMTC Nova Scotia Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to SMTC Nova Scotia in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and SMTC Nova Scotia shall purchase from such holder and such holder shall sell to SMTC Nova Scotia on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the Dividend Amount. To the extent that SMTC Nova Scotia pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purposes of completing a purchase pursuant to the Retraction Call Right, SMTC Nova Scotia shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing shares of SMTC Common Stock registered in the name of the holder or in such other name as the holder may request, and a cheque or cheques of SMTC Nova Scotia payable at par at any branch of the bankers of SMTC Nova Scotia representing the aggregate Dividend Amount (without interest), less any amounts pursuant to Section 12.3. Provided that SMTC Nova Scotia has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that SMTC Nova Scotia does not deliver an SMTC Nova Scotia Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
Article 6.

6.4 The Corporation or SMTC Nova Scotia, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing shares of SMTC Common Stock registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or SMTC Nova Scotia, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be (without interest), in each case, less any amounts withheld pursuant to Section 12.3, and such delivery of such certificates and cheques on behalf of the Corporation or by SMTC Nova Scotia, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by SMTC Nova Scotia shall thereafter be considered and deemed for all purposes to be a holder of the shares of SMTC Common Stock delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that SMTC Nova Scotia shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to the nearest whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Corporation is, on the Retraction Date, permitted to redeem, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by holders thereof and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and provided further that SMTC Nova Scotia shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed, by giving the Retraction Request, to have instructed the Trustee to require SMTC to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by SMTC to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the

Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to SMTC Nova Scotia and the instruction to the Trustee to require SMTC to purchase such Retracted Shares shall each be deemed to have been revoked.

                                   ARTICLE 7
                       REDEMPTION OF EXCHANGEABLE SHARES

7.1 Subject to applicable law, and provided that SMTC Nova Scotia has not exercised the Redemption Call Right, the Corporation shall, on the Redemption Date, redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of one share of SMTC Common Stock on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of SMTC Common Stock for each Exchangeable Share held by such holder, together with the Dividend Amount.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with an SMTC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by SMTC Nova Scotia under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an SMTC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by SMTC Nova Scotia under the Redemption Call Right will be sent on or before the Redemption Date, on as many days' prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the Redemption Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by SMTC Nova Scotia of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent, SMTC or the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, certificates representing shares of SMTC Common Stock and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends (without interest), in each case, less any amounts withheld pursuant to Section 12.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of a notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided in the preceding sentence) the Exchangeable Shares so called for redemption, or of such Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice (without interest), less any amounts withheld pursuant to Section 12.3. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited (without interest), against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the SMTC Common Stock delivered to them or to the custodian on their behalf.

7.4 SMTC Nova Scotia shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is SMTC or an Affiliate of SMTC) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by SMTC Nova Scotia to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the Current Market Price of a share of SMTC Common Stock on the last Business Day prior to the Redemption Date, which shall be satisfied in full by SMTC Nova Scotia causing to be delivered to such holder one share of SMTC Common Stock, plus, to the extent not paid by the Corporation, an additional amount equivalent to the Dividend Amount. In the event of the exercise of the Redemption Call Right by SMTC Nova Scotia, each holder shall be obligated to sell all of the Exchangeable Shares held by the holder to SMTC Nova Scotia on the Redemption Date and, upon payment by SMTC Nova Scotia to the holder of the Redemption Call Purchase Price for each such share, the Corporation shall have no obligation to redeem such shares so purchased by SMTC Nova Scotia or to pay the Redemption Price in respect thereof. If SMTC Nova Scotia does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to this Article 7.

7.5 To exercise the Redemption Call Right, SMTC Nova Scotia must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of SMTC Nova Scotia's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an SMTC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case SMTC Nova Scotia shall so notify the Transfer Agent and the Corporation on or before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not SMTC Nova Scotia has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by SMTC Nova Scotia. If SMTC Nova Scotia exercises the Redemption Call Right, then on the Redemption Date, SMTC Nova Scotia will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.6 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, SMTC Nova Scotia shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of SMTC Common Stock deliverable by SMTC Nova Scotia pursuant to such exercise and a cheque or cheques of SMTC Nova Scotia payable at par at any branch of the bankers of SMTC Nova Scotia representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price (without interest), less any amounts withheld pursuant to
Section 12.3. Provided that SMTC Nova Scotia has complied with the immediately preceding sentence, on and after the Redemption Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by SMTC Nova Scotia upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the shares of SMTC Common Stock to which it is entitled pursuant to the exercise of the Redemption Call Right. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of SMTC Nova Scotia shall deliver to such holder, certificates representing shares of SMTC Common Stock to which the holder is entitled pursuant to the exercise of the Redemption Call Right and a cheque or cheques of SMTC Nova Scotia payable at par at any branch of the bankers of SMTC Nova Scotia in payment of the remaining portion, if any, of the total Redemption Call Purchase Price (without interest), less any amounts withheld pursuant to Section 12.3.

                                   ARTICLE 8
                           PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding

Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange or stock quotation system on which the Exchangeable Shares are then listed or quoted at any price per share, together with an amount equal to the Dividend Amount. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                  ARTICLE 9
                                 VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10, Section 11.1 and
Section 12.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                  ARTICLE 10
                            AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the holders of outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                  ARTICLE 11
                    RECIPROCAL CHANGES, ETC. IN RESPECT OF
                               SMTC COMMON STOCK

11.1 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that SMTC will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

     (a) issue or distribute shares of SMTC Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SMTC Common Stock) to the holders of all or substantially all of the then outstanding shares of SMTC Common Stock by way of stock dividend or other distribution, other than an issue of shares of SMTC Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SMTC Common Stock) to holders of shares of SMTC Common Stock who exercise an option to receive dividends in shares of SMTC Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SMTC Common Stock) in lieu of receiving cash dividends;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of SMTC Common Stock entitling them to subscribe for or to purchase shares of SMTC Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of SMTC Common Stock); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of SMTC Common Stock:

          (i) shares or securities of SMTC of any class other than SMTC Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of SMTC Common Stock);

          (ii)  rights, options or warrants other than those referred to in
                Section 11.1(b) above;

          (iii) evidences of indebtedness of SMTC; or

          (iv)  assets of SMTC;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that SMTC will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding shares of SMTC Common Stock into a greater number of shares of SMTC Common Stock;

     (b) reduce, combine, consolidate or change the then outstanding shares of SMTC Common Stock into a lesser number of shares of SMTC Common Stock; or

     (c) reclassify or otherwise change the shares of SMTC Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of SMTC Common Stock;

unless the same or an economically equivalent change shall simultaneously be made to or in the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                                  ARTICLE 12
                 ACTIONS BY THE CORPORATION AND ITS AFFILIATES

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by SMTC, SMTC Nova Scotia and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to SMTC, SMTC Nova Scotia and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

12.3 The Corporation, SMTC Nova Scotia, SMTC and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, SMTC Nova Scotia, SMTC or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, SMTC Nova Scotia, SMTC and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, SMTC Nova Scotia, SMTC or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, SMTC Nova Scotia, SMTC or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

12.4 All shares of SMTC Common Stock delivered by or on behalf of the Corporation, SMTC Nova Scotia, or SMTC to any holder of Exchangeable Shares in accordance with these share provisions shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

                                  ARTICLE 13
                              LEGEND; CALL RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the Call Rights, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange right thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of SMTC Nova Scotia, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of SMTC Nova Scotia as therein provided.

                                  ARTICLE 14
                                    NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by fax or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, fax or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by ordinary mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by ordinary mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

     If, by reason of any actual or threatened interruption of mail service due to strike, lockout or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 14.1 or 14.2, as the case may be.

                                 SCHEDULE "A"
                             NOTICE OF RETRACTION


To: SMTC Manufacturing Corporation of Canada (the "Corporation") and SMTC Nova Scotia Company ("SMTC Nova Scotia").


     This notice is given pursuant to Article 6 of the provisions (the "Exchangeable Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Exchangeable Share
Provisions:


     [_] all share(s) represented by this certificate; or

     [_] __________________ share(s) only represented by this certificate.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________________.

     NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the fifteenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the overriding Retraction Call Right of SMTC Nova Scotia to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to SMTC Nova Scotia in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Exchangeable Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to SMTC Nova Scotia, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require SMTC to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and SMTC Nova Scotia that the undersigned:

     [_] is

     (select one)

     [_] is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).

     The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and SMTC Nova Scotia that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or SMTC Nova Scotia, as the case may be, free and clear of all liens, claims and encumbrances.


___________     _____________________________        __________________________
(Date)          (Signature of Shareholder)           (Guarantee of Signature)

[_] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ___________________________

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print): _____________________________________

Street Address or P.O. Box: _____________________________________________

Signature of Shareholder:  ______________________________________________

City, Province and Postal Code: _________________________________________

Signature Guaranteed by: ________________________________________________

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power hereon is duly completed in respect of such share(s).